UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2010 (June 17, 2010)

III to I Maritime Partners Cayman I, L.P.
(Exact name of Registrant as specified in its charter)

Cayman Islands	000-53656	98-0516465
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5580 Peterson Lane Suite 155 Dallas, Texas		75240
(Address of principal executive offices)		(Zip Code)

(972) 392-5400
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03  Creation of a Direct Financial Obligation

On June 17, 2010, Suresh Capital Maritime Partners Germany, GmbH (our “German Subsidiary”) entered into a loan agreement (“AH Loan Agreement”) with Captain Alfred Hartmann (“Capt. Hartmann”), who is the chairman of the board for Hartmann AG, which is a member of the Hartmann Group.  Reederei Hartmann GmbH & Co., KG and certain other members of the Hartmann Group are the noncontrolling interest holders of our single purpose entities, each of which holds an anchor handling tug supply (“AHTS”) vessel (each an “AHTS SPV”).  Pursuant to the AH Loan Agreement, Capt. Hartmann loaned a total of $8,147,896 (EUR 6,620,000) to our German Subsidiary.  The loan proceeds were paid to the three AHTS SPVs which had not yet had their vessels delivered to them, and results in the recognition of capital contributions from our German Subsidiary to our AHTS SPVs Isle of Sylt, Isle of Neuwerk, and Isle of Usedom, totaling $2,338,520 (EUR 1,900,000), $2,584,680 (EUR 2,100,000), and $3,224,696 (EUR 2,620,000), respectively.

The capital contribution to the Isle of Usedom AHTS SPV allowed us to draw on the Senior Loan Facility, and as a result, the vessel UOS Liberty was delivered on June 23, 2010.  In addition on June 17, 2010 in connection with the delivery of the UOS Liberty, we entered into an Addendum to the Shipbuilding Contract with Fincantieri – Cantieri Navali Italiana S.p.A., the shipyard which built that vessel.

The AH Loan Agreement matures 5 years from the date of signing.  The agreement calls for interest to be calculated at 6% per annum, due annually at the anniversary of the date of signing.  There is no penalty for pre-payment of all or any portion of the loan prior to the end of the loan period.  The terms of the agreement include the reserving of dividends from the AHTS SPVs to our German Subsidiary for repayment of the loan, and the granting of a security interest in the pro-rata interest in the corresponding AHTS SPVs.

We are subject to various warranties, representations, and covenants under the AH Loan Agreement, such as limitations on our entering into asset dispositions or restructuring arrangements unreasonably detrimental to Hartmann’s security interest in the AHTS SPVs, and the reserving of distributions received from an involved AHTS SPV for repayment of the AH Loan Agreement.

Our functional currency is the U.S. dollar (“USD”).  However, the functional currency of our German Subsidiary and the AHTS SPVs is the Euro (“EUR”).  All amounts are stated in USD, and where the amount relates to a subsidiary whose functional currency is the Euro, the amount has been restated in EUR following the USD amount.  Amounts shown in narrative statements related to payments made in the past have been translated using the exchange rate on the date the transaction occurred.

Item 9.01  Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Loan Agreement, dated as of June 17, 2010, by and between Suresh Capital Maritime Partners Germany GmbH, as Borrower and Captain Alfred Hartmann, as Lender.
10.2	Addendum to the Shipbuilding Contract – Usedom, dated June 17, 2010, between Fincantieri Cantieri Navali Italiani S.p.A. and ATL Offshore GmbH & Co. “Isle of Usedom” KG

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

III to I Maritime Partners Cayman I, L.P.
(Registrant)

	By:	III to I International Maritime Solutions Cayman, Inc.
Its General Partner

	By:	/s/ Jason M. Morton
Jason M. Morton
Director and Chief Financial Officer
(Duly authorized to sign this report on behalf of the Registrant)
Date: June 23, 2010

EXHIBIT INDEX

Exhibit Number	Description
10.1	Loan Agreement, dated as of June 17, 2010, by and between Suresh Capital Maritime Partners Germany GmbH, as Borrower and Captain Alfred Hartmann, as Lender.
10.2	Addendum to the Shipbuilding Contract – Usedom, dated June 17, 2010, between Fincantieri Cantieri Navali Italiani S.p.A. and ATL Offshore GmbH & Co. “Isle of Usedom” KG